Exhibit 99.1

Biomea Fusion Announces Proposed Public Offering of Securities

October 6, 2025

SAN CARLOS, Calif., Oct. 06, 2025 (GLOBE NEWSWIRE) — Biomea Fusion, Inc. (“Biomea”) (Nasdaq: BMEA), a clinical-stage diabetes and obesity company, announced today that it has commenced an underwritten public offering of shares of its common stock and accompanying warrants to purchase shares of its common stock (or pre-funded warrants in lieu thereof) and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of its common stock and accompanying warrants to purchase shares of its common stock (or pre-funded warrants in lieu thereof). In addition, Biomea intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock and/or warrants to purchase shares of common stock in the proposed offering. All of the shares, pre-funded warrants and accompanying common stock warrants to be sold in the proposed offering are to be sold by Biomea.

The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

Jefferies is acting as sole book running manager for the proposed offering.

The shares of common stock, pre-funded warrants, common stock warrants and shares of common stock issuable upon the exercise of the pre-funded warrants and common stock warrants are being offered by Biomea pursuant to an effective shelf registration statement on Form S-3 (File No. 333-289262), filed with the U.S. Securities and Exchange Commission (“SEC”) on August 5, 2025 and declared effective on August 15, 2025. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering will be filed with the SEC and may also be obtained, when available, from: Jefferies LLC by mail at Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biomea Fusion

Biomea Fusion is a clinical-stage diabetes and obesity medicines company focused on the development of its oral small molecule therapies, icovamenib and BMF-650, for diabetes and obesity. These programs target metabolic disorders, a global health challenge affecting nearly half of Americans and one-fifth of the world’s population. Biomea’s mission is to deliver transformative treatments that restore health for patients living with diabetes, obesity, and related conditions. We aim to cure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Biomea’s beliefs and expectations regarding the proposed offering; uncertainties related to market conditions and statements regarding timing, size and expected proceeds of the proposed offering, and Biomea’s research, development and regulatory plans, the progress of ongoing and upcoming clinical trials and the timing of such events. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to completion of the proposed public offering on the anticipated terms, or at all, market conditions and statements regarding the timing, size and expected gross proceeds of the proposed offering, the grant to the underwriters of the option to purchase additional shares and Biomea’s ability to complete the proposed offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Biomea’s most recent annual report on Form 10-K filed on March 31, 2025 and subsequent quarterly reports on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Biomea’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the proposed offering to be filed with the SEC. Any forward-looking statements contained in this press release represent Biomea’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Biomea explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Contact:

Meichiel Jennifer Weiss

Sr. Director, Investor Relations and Corporate Development

IR@biomeafusion.com